Exhibit 10.2

BRIDGE SECURITY AGREEMENT

dated as of

December 14, 2020

among

UTZ QUALITY FOODS, LLC
as the Borrower,

UTZ BRANDS HOLDINGS, LLC,

as the Parent

CERTAIN SUBSIDIARIES OF the PARENT,
collectively, as the Initial Grantors,

and

bank of america, n.a.,
as Bridge Collateral Agent

TABLE OF CONTENTS

		PAGE
ARTICLE I

Definitions
SECTION 1.01	Credit Agreement	1
SECTION 1.02	Other Defined Terms	1
ARTICLE II

Pledge of Securities
SECTION 2.01	Pledge	4
SECTION 2.02	Delivery of the Pledged Collateral	4
SECTION 2.03	Representations, Warranties and Covenants	5
SECTION 2.04	Certification of Limited Liability Company and Limited Partnership Interests	6
SECTION 2.05	Registration in Nominee Name; Denominations	7
SECTION 2.06	Voting Rights; Dividends and Interest	7
SECTION 2.07	Uncertificated Securities	9
ARTICLE III

Security Interests in Personal Property
SECTION 3.01	Security Interest	9
SECTION 3.02	Representations and Warranties	10
SECTION 3.03	Covenants	12
SECTION 3.04	Other Actions	15
ARTICLE IV

Remedies
SECTION 4.01	Remedies upon Default	16
SECTION 4.02	Application of Proceeds	17
SECTION 4.03	Grant of Intellectual Property License	18
ARTICLE V

Miscellaneous
SECTION 5.01	Notices	19
SECTION 5.02	Waivers; Amendment	19
SECTION 5.03	Bridge Collateral Agent’s Fees and Expenses; Indemnification	19
SECTION 5.04	Successors and Assigns	19
SECTION 5.05	Survival of Agreement	20
SECTION 5.06	Counterparts; Effectiveness; Several Agreement	20

-i-

Schedules

SCHEDULE I                Pledged Equity; Pledged Debt

SCHEDULE II               Perfection Certificate

SCHEDULE III              Intellectual Property

Exhibits

EXHIBIT I                     Form of Security Agreement Supplement

EXHIBIT II                   Form of Short Form Intellectual Property Security Agreement

EXHIBIT III                  Form of Security Agreement Supplement for Intellectual Property

-ii-

BRIDGE SECURITY AGREEMENT

BRIDGE SECURITY AGREEMENT dated as of December 14, 2020, among UTZ QUALITY FOODS, LLC, a Delaware limited liability company (the “Borrower”), UTZ BRANDS HOLDINGS, LLC, a Delaware limited liability company (the “Parent”), certain subsidiaries of the Parent listed on the signature pages hereto (collectively with the Borrower and Parent, the “Initial Grantors”), certain other subsidiaries of the Parent from time to time party hereto and bank of america, n.a. (“Bank of America”), as collateral agent for the Secured Parties (in such capacity and together with its successors and assigns, the “Bridge Collateral Agent”).

Reference is made to that certain Bridge Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, extended, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Parent and Bank of America, as administrative agent (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and as Bridge Collateral Agent, each Lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the other parties from time to time party thereto. The Lenders have agreed to extend credit to the Borrower, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Parent and each other Grantor are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. The ABL Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the “Secured Parties” under the ABL Credit Agreement in respect of the Term Priority Collateral (as defined in the ABL Intercreditor Agreement) and the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement, the “ABL Priority Collateral”) (and with respect to certain other matters as described therein). The Pari Passu Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the “Secured Parties” under the First Lien Credit Agreement (and with respect to certain other matters as described therein).

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01          Credit Agreement.

(a)                Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)                The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02          Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 3.03(h)(v).

“Agreement” means this Bridge Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Bank of America” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Borrower” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Bridge Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Bridge Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Discharge of ABL Obligations” shall mean the “Discharge of Senior Secured Debt Obligations” as defined in the ABL Intercreditor Agreement.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts, licenses, whether entered into as licensor or licensee and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means, collectively, the Initial Grantors and any Person that executes and delivers a Security Agreement Supplement pursuant to Section 5.14.

“Initial Grantors” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means any and all intellectual property or similar proprietary rights arising under applicable Law, whether owned or licensed, including any and all (i) Patents, Copyrights, Trademarks, trade secrets, proprietary technical and business information, know-how, show- how and any other proprietary data or information, the intellectual property rights in software, databases and related documentation and all improvements to any of the foregoing, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect to any of the foregoing, and (iii) rights to sue for past, present and future infringement, misappropriation or other violations of any of the foregoing.

“Licenses” means any and all (i) written agreements granting to any third party any license or similar right under any Patent, Trademark, Copyright, trade secret or other intellectual property right now or hereafter owned by any Grantor, or under which any Grantor obtains any right under any Patent, Trademark, Copyright, trade secret or other intellectual property right now or hereafter owned by any third party, (ii) income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect to the foregoing, and (iii) rights to sue for past, present and future breaches of the foregoing.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents” means all of the following: (a) all patents of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for patents of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III and (b) all reissues, continuations, divisionals, continuations-in-part, or extensions thereof, and the inventions disclosed or claimed therein.

“Perfection Certificate” means the schedules and attachments substantially in the form of Schedule II, completed and supplemented as contemplated thereby and hereby.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Agreement Supplement for Intellectual Property” means an instrument in the form of Exhibit III hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Term Loan Collateral Agent” means the “Collateral Agent” under the First Lien Credit Agreement.

“Termination Date” means the date on which all Obligations (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable) have been paid in full and all Bridge Commitments have terminated or expired.

“Trademarks” means all of the following: (a) all trademarks, service marks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers, and all registrations and applications filed in connection therewith, including registrations and applications for registration in the United States Patent and Trademark Office or any similar offices in any other country, and all renewals thereof, including those listed on Schedule III, and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

Pledge of Securities

SECTION 2.01          Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranty, each Grantor hereby pledges to the Bridge Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Bridge Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under and whether now or hereafter existing or arising (i) all Equity Interests held by it on the Closing Date in the Borrower and any Wholly-Owned Restricted Subsidiary including, without limitation, the Equity Interests listed on Schedule I and any other Equity Interests in any Wholly-Owned Restricted Subsidiary obtained in the future by such Grantor and the certificates (if any) representing all such Equity Interests (collectively, the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Equity; (ii) (A) the debt securities owned by it on the Closing Date including, without limitation, the debt securities listed opposite the name of such Grantor on Schedule I, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the debt securities referred to in clauses (A), (B) and (C) of this clause (ii) are collectively referred to as the “Pledged Debt”); (iii) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (iv) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”); provided that in no event shall the Pledged Collateral include any Excluded Property.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Bridge Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02          Delivery of the Pledged Collateral.

(a)                Each Grantor agrees promptly (and in any event (i) with respect to Pledged Securities owned on the Closing Date, within the time period set forth on Schedule I and (ii) with respect to Pledged Securities acquired after the Closing Date, within 45 days (as such date may be extended by the Bridge Collateral Agent in its sole discretion) of receipt thereof) to deliver or cause to be delivered to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement), for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated); provided that, in the case of promissory notes or other instruments evidencing Indebtedness, such Pledged Securities shall be required to be delivered only to the extent required pursuant to paragraph (b) of this Section 2.02.

(b)                Each Grantor will cause (i) any Indebtedness for borrowed money (other than intercompany loans referred to in clause (ii) below) having an aggregate principal amount in excess of $7,500,000 individually owed to such Grantor by any Person and (ii) any intercompany loans owed to such Grantor, in each case to be evidenced by a duly executed promissory note (or pursuant to a global note) that is pledged and delivered to the Bridge Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof; provided, that (x) any intercompany loan with a stated principal amount that is equal to or less than $3,000,000 shall not be required to be evidenced by a promissory note and pledged and delivered to the Bridge Collateral Agent and (y) no intercompany loan with a stated principal amount that is greater than $3,000,000 shall be required to be evidenced by a promissory note and pledged and delivered to the Bridge Collateral Agent where the stated principal amount of such intercompany loan, together with the stated principal amount of all other intercompany loans with a stated principal amount that is greater than $3,000,000 not evidenced by a promissory note and not delivered to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement), is less than or equal to $7,500,000 in the aggregate for all Grantors.

(c)                Upon delivery to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement), (i) any Pledged Securities shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Bridge Collateral Agent and by such other instruments and documents as the Bridge Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Bridge Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement or otherwise modify, as applicable, any prior schedules so delivered.

SECTION 2.03          Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Bridge Collateral Agent, for the benefit of the Secured Parties, that:

(a)                 as of the date hereof, Schedule I correctly sets forth the percentage of the issued and outstanding units or shares (as applicable) of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b)                each Grantor has good and valid rights in and title to the Pledged Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Bridge Collateral Agent the Security Interest in such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, except for (i) consents and approvals which have been obtained and are in full force and effect and (ii) consents and approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c)                the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of the Grantors, to the best of the Grantors’ knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and, in the case of Pledged Equity representing corporate interests, nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of the Grantors, to the best of the Grantors’ knowledge), are legal, valid and binding obligations of the issuers thereof;

(d)                except for the security interests granted hereunder, each of the Grantors (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens however arising, of all Persons whomsoever, in each case subject to (x) any transfers made in compliance with the Credit Agreement and (y) Permitted Liens;

(e)                except for restrictions and limitations imposed or permitted by the Loan Documents, or securities or other laws generally and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal or Organization Document provisions that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Bridge Collateral Agent of rights and remedies hereunder;

(f)                 each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g)                other than as set forth in the Credit Agreement, no consent or approval of any Governmental Authority or any other Person was or is necessary for the validity of the pledge effected hereby, except for (i) filings necessary to perfect the Liens on the Bridge Collateral granted by the Grantors in favor of the Secured Parties, (ii) the consents and approvals which have been obtained and are in full force and effect and (iii) consents and approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)                by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Bridge Collateral Agent in accordance with this Agreement (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement), the Bridge Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, subject to Permitted Liens; and

(i)                 the pledge effected hereby is effective to vest in the Bridge Collateral Agent, for the benefit of the Secured Parties, the rights of the Bridge Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04          Certification of Limited Liability Company and Limited Partnership Interests. Each certificate representing an interest in any limited liability company or limited partnership owned by any Grantor and pledged under Section 2.01 shall be delivered to the Bridge Collateral Agent in accordance with Section 2.02 (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement).

SECTION 2.05          Registration in Nominee Name; Denominations.

(a)                The Bridge Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Bridge Collateral Agent, if an Event of Default shall occur and be continuing and the Bridge Collateral Agent shall give the Borrower three (3) Business Days’ prior written notice of its intent to exercise such rights, and each Grantor will promptly give to the Bridge Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.

(b)                If an Event of Default shall occur and be continuing and the Bridge Collateral Agent shall give the Borrower three (3) Business Days’ prior written notice of its intent to exercise such rights, the Bridge Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the other Loan Documents.

SECTION 2.06          Voting Rights; Dividends and Interest.

(a)                Unless and until an Event of Default shall have occurred and be continuing and the Bridge Collateral Agent shall have given three (3) Business Days’ prior written notice to the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i)           Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner or holder of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Bridge Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same, unless such exercise of powers is in connection with an action permitted by the Credit Agreement.

(ii)          The Bridge Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)         Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held for the benefit of the Bridge Collateral Agent and the Secured Parties and, if required by Section 2.02, shall be forthwith delivered to the Bridge Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Bridge Collateral Agent). So long as no Event of Default has occurred and is continuing, the Bridge Collateral Agent shall promptly deliver to each Grantor at such Grantor’s expense any Pledged Securities in its possession if requested in writing to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 2.06(a)(iii).

(b)                Upon the occurrence and during the continuance of an Event of Default and after the Bridge Collateral Agent shall have provided three (3) Business Days’ prior written notice to the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Bridge Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held for the benefit of the Bridge Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement), upon request in the same form as so received (with any necessary endorsement reasonably requested by the Bridge Collateral Agent). Any and all money and other property paid over to or received by the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) pursuant to the provisions of this paragraph (b) shall be retained by the Bridge Collateral Agent in an account to be established by the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Bridge Collateral Agent a certificate to that effect, the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c)                Upon the occurrence and during the continuance of an Event of Default, after the Bridge Collateral Agent shall have provided three (3) Business Days’ prior written notice to the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Bridge Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Bridge Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Bridge Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and the Bridge Collateral Agent shall have all the obligations it would otherwise have under paragraph (a)(ii) of this Section 2.06.

(d)                Any notice given by the Bridge Collateral Agent to the Grantors suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) may be given with respect to one or more of the Grantors at the same or different times and (ii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Bridge Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Bridge Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 2.07          Uncertificated Securities. No Grantor will permit any issuer of Pledged Securities, which Pledged Securities are uncertificated, to modify its Organization Documents or otherwise elect to treat such Pledged Securities as certificated stock or as a security pursuant to Section 8-103(c) of the UCC without delivering all certificates evidencing such Pledged Securities to the Bridge Collateral Agent in accordance with Section 2.02.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01          Security Interest.

(a)                As security for the payment or performance, as the case may be, in full of the Obligations including the Guaranty, each Grantor hereby mortgages and pledges to the Bridge Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Bridge Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)               all Accounts;

(ii)              all Chattel Paper;

(iii)             all Documents;

(iv)             all Equipment and Fixtures;

(v)              all General Intangibles;

(vi)             all Goods;

(vii)            all Instruments;

(viii)           all Intellectual Property and Licenses;

(ix)              all Inventory;

(x)               all Investment Property;

(xi)              all books and records pertaining to the Article 9 Collateral; and

(xii)             to the extent constituting ABL Priority Collateral, Deposit Accounts, Securities Accounts, all cash, Money, Securities and other investments therein, and all Security Entitlements in respect thereof; and

(xiii)               to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Property; provided, however, that “Excluded Property” shall not include any Proceeds, substitutions or replacements of any Excluded Property unless such Proceeds, substitutions or replacements would independently constitute Excluded Property.

(b)                Each Grantor hereby irrevocably authorizes the Bridge Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Bridge Collateral or any part thereof and amendments thereto that (i) indicate the Bridge Collateral as all assets of such Grantor or words of similar effect or being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if applicable, any organizational identification number or incorporation number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Bridge Collateral relates. Each Grantor agrees to provide such information to the Bridge Collateral Agent promptly upon request.

(c)                The Bridge Collateral Agent is further irrevocably authorized to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office thereof) such documents as may be necessary or advisable for the purpose of perfecting or confirming the Security Interest granted by each Grantor, with notice to each, but without the signature of any, Grantor (only if such signature cannot reasonably be obtained by the Bridge Collateral Agent), and naming any Grantor or the Grantors as debtors and the Bridge Collateral Agent as secured party.

(d)                The Security Interest is granted as security only and shall not subject the Bridge Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02          Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Bridge Collateral Agent and the other Secured Parties, that:

(a)                Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, subject to Permitted Liens, and has full power and authority to grant to the Bridge Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, except for (i) consents and approvals which have been obtained and are in full force and effect and (ii) consents and approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                This Agreement has been duly executed and delivered by each Grantor that is a party hereto. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against each Grantor that is a party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c)                (i)(i) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects (or in all respects in the case of the exact legal name of each Grantor) as of the Closing Date.

(ii)          The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Bridge Collateral Agent based upon the information provided to the Bridge Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 3 to the Perfection Certificate (or specified by notice from such Grantor to the Bridge Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.10 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States pending or issued Patents, United States applied for or registered Trademarks and United States applied for and registered Copyrights, in each case, owned by such Grantor) that are necessary to establish a legal, valid and perfected security interest in favor of the Bridge Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(iii)         A fully executed agreement in the form of Exhibit II hereto has been delivered to the Bridge Collateral Agent for recording by, as applicable, the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a valid and perfected security interest in favor of the Bridge Collateral Agent (for the benefit of the Secured Parties) in respect of all Bridge Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights (including exclusive Licenses to United States registered Copyrights) in which a security interest may be perfected by filing such agreement in, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, and no further or subsequent filing or refiling is necessary (other than (x) such filings and actions as are necessary to perfect the Security Interest with respect to any United States After-Acquired Intellectual Property and (y) the filing of Uniform Commercial Code financing and continuation statements contemplated in subsection (ii) of this Section 3.02(c)).

(d)          The Security Interest shall constitute (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, including the Guaranty, (ii) subject to the filings described in Section 3.02(c) (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction, and (iii) subject to the filings described in Section 3.02(c), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a fully executed agreement in the form of Exhibit II hereto with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens. Notwithstanding the foregoing, but without limiting Grantors’ obligations with respect to filing, recording, or registering of Uniform Commercial Code financing and continuation statements pursuant to subsection (ii) of Section 3.02(c), nothing in this Agreement or any other Loan Document shall require any Grantor to (A) make any filings or take any other actions to record or perfect the Bridge Collateral Agent’s lien on and Security Interest in any Intellectual Property (x) in any office other than in the United States Patent and Trademark Office or in the United States Copyright Office, or (y) subsisting outside of the United States, or to (B) reimburse the Administrative Agent for any costs or expenses incurred in connection with making such filings or taking any other such action.

(e)                The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(f)                 Schedule III hereto sets forth a list of (i) United States issued Patents and pending Patent applications, other than certain immaterial Patents owned by the Grantors as of the Closing Date, (ii) United States registered Trademarks and Trademarks for which applications for registration are pending (other than any Excluded Property), and (iii) United States registered Copyrights and Copyrights for which applications for registration are pending, other than certain immaterial Copyrights owned by the Grantors as of the Closing Date, in each case, owned by an Initial Grantor as of the date hereof and registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, as well as exclusive Licenses of United States registered Copyrights to which a Grantor is a party. On the Closing Date, except as would not, either individually or in the aggregate, be expected to have a Material Adverse Effect, each Grantor owns or possesses the right to use the Bridge Collateral consisting of Intellectual Property with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Bridge Collateral Agent the Security Interest in such Bridge Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

SECTION 3.03          Covenants.

(a)                Each Grantor agrees promptly (and, in any event, in sufficient time to enable all filings to be made within any applicable statutory period, under the Uniform Commercial Code, that are required in order for the Bridge Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral, for the benefit of the Secured Parties) to notify the Bridge Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization or incorporation of any Grantor or (iv) in its organizational identification number (in the case of this clause (iv), to the extent an organizational identification number is required by applicable law to be disclosed on the UCC financing statements for such Grantor).

(b)                Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Bridge Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien other than Permitted Liens.

(c)                Each Grantor shall, on the date hereof, execute and deliver fully executed agreements in the form of Exhibit II to the Bridge Collateral Agent, in order to record the security interest granted herein to the Bridge Collateral Agent with the United States Patent and Trademark Office and United States Copyright Office, as applicable.

(d)                Each quarter, at the time of delivery of quarterly financial statements with respect to the preceding fiscal quarter pursuant to Section 6.01(b) of the Credit Agreement (and in the case of the last fiscal quarter of each year, at the time of delivery of the annual financial statements pursuant to Section 6.01(a) of the Credit Agreement), the Borrower shall deliver to the Bridge Collateral Agent an appropriate supplement to this Agreement substantially in the form of Exhibit II or III hereto, as applicable, with respect to all After-Acquired Intellectual Property owned by each Grantor as of the last day of the prior fiscal quarter and as of the date of such supplement, but only to the extent that such After-Acquired Intellectual Property is (i) an issued Patent (or published application therefor), registered Trademark (or application therefor) or a registered Copyright, in each case, which is issued in or registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, or (ii) a License under which any Grantor is the exclusive licensee of a United States registered Copyright, in each case, to the extent that such After-Acquired Intellectual Property is not covered by any previous short form agreement in the form of Exhibit II or Exhibit III so signed and delivered by it.

(e)                The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Bridge Collateral Agent may from time to time reasonably request to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral that is in excess of $7,500,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be pledged in accordance with Section 3.04(a) and delivered to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) in accordance with Section 3.04(a), for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement).

(f)                 At its option, the Bridge Collateral Agent may, with three (3) Business Days’ prior written notice to the Borrower, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not constituting Permitted Liens, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Bridge Collateral Agent has requested that it do so. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Bridge Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g)                If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $7,500,000, to secure payment and performance of an Account, such Grantor shall promptly collaterally assign such security interest to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h)                Each Grantor (rather than the Bridge Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Bridge Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(i)                 Covenants Regarding Intellectual Property.

(i)           Without limiting the generality of the foregoing, each Grantor hereby authorizes the Bridge Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III hereto to specifically identify any asset or item owned by the Grantor that may constitute a registration or application for Copyrights, Patents or Trademarks or an exclusive License of United States registered Copyrights, as applicable, with the United States Patent and Trademark Office or the United States Copyright Office; provided that any Grantor shall have the right, exercisable within fifteen (15) days after it has been notified by the Bridge Collateral Agent of the specific identification of such Bridge Collateral, to advise the Bridge Collateral Agent in writing of any material inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Bridge Collateral.

(ii)          Subject, for the avoidance of doubt, to clause (vi) below, each Grantor agrees to take, at its expense, such reasonable steps as it determines are appropriate in its reasonable business judgment in the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authority located in the United States (including any domain name registrar), to (x) maintain the validity and enforceability of any registered material Bridge Collateral owned by such Grantor in full force and effect, and (y) pursue the maintenance of or prosecution of each material Patent, Trademark, or Copyright registration or application, now or hereafter included in such Bridge Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act and the payment of maintenance fees.

(iii)         Subject, for the avoidance of doubt, to clause (vi) below, no Grantor shall knowingly do or authorize any act or knowingly omit to do any act whereby any Bridge Collateral consisting of material Intellectual Property owned by such Grantor may prematurely lapse, be terminated, or become invalid or unenforceable or abandoned (or in the case of a trade secret, becomes publicly known).

(iv)        Subject, for the avoidance of doubt, to clause (vi) below, each Grantor shall take commercially reasonable steps to preserve and protect each item of Bridge Collateral consisting of material Intellectual Property owned by such Grantor to the extent required under applicable law, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, substantially consistent with the quality of the products and services as of the date hereof.

(v)         Each Grantor agrees that, should it obtain ownership of any Bridge Collateral consisting of Intellectual Property after the Closing Date, or should any U.S. trademark application (or registration resulting therefrom) initially filed on an intent-to-use basis no longer constitute Excluded Property (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Bridge Collateral subject to the terms and conditions of this Agreement with respect thereto.

(vi)        Notwithstanding anything to the contrary contained herein, nothing in this Agreement prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, ceasing to preserve or protect, or otherwise allowing to lapse, terminate, be abandoned, be invalidated, become unenforceable, or be put into the public domain, any Intellectual Property in the Bridge Collateral to the extent permitted under the Credit Agreement or if such Grantor determines in its reasonable business judgment that such Intellectual Property is no longer material to the conduct of its business.

(j)                 With respect to each deposit account and securities account subject to a control agreement for the benefit of an ABL Representative (as defined in the ABL Intercreditor Agreement) (the “ABL Control Agreement”), the applicable Grantor shall deliver to the Bridge Collateral Agent a duly executed control agreement, in form reasonably satisfactory to the Bridge Collateral Agent, granting to the Bridge Collateral Agent  “control” within the meaning of the UCC over such deposit account or securities account at the time it enters into such ABL Control Agreement.

SECTION 3.04          Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Bridge Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)                Instruments. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any Instruments (other than checks to be deposited in the ordinary course of business) constituting Bridge Collateral and evidencing an amount in excess of $6,250,000, such Grantor shall forthwith endorse, collaterally assign and deliver the same to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) may from time to time reasonably request.

(b)                Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities constituting Bridge Collateral evidencing an individual aggregate amount in excess of $6,250,000, such Grantor shall forthwith endorse, assign and deliver the same to the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Bridge Collateral Agent may from time to time reasonably request. Except to the extent otherwise provided in Section 2.07, if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Bridge Collateral Agent’s request and following the occurrence and continuance of an Event of Default such Grantor shall promptly notify the Bridge Collateral Agent thereof and, at the Bridge Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Bridge Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Bridge Collateral Agent (or the Term Loan Collateral Agent in accordance with the Pari Passu Intercreditor Agreement) to become the registered owner of the securities.

(c)                Intellectual Property. With respect to any After-Acquired Intellectual Property which constitutes Bridge Collateral that is (i) an issued Patent (or a published application therefor), registered Trademark (or application therefor) or a registered Copyright, in each case, which is issued in or registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, or (ii) a License under which any Grantor is the exclusive licensee of a United States registered Copyright, and, in each case, which is not covered by any short form agreement in the form of Exhibit II previously signed and delivered to the Bridge Collateral Agent, the applicable Grantor will promptly cooperate as reasonably requested by, and necessary to enable, the Bridge Collateral Agent to make any necessary or reasonably desirable recordations with, as applicable, the United States Patent and Trademark Office or United States Copyright Office, as appropriate, and upon the request of the Bridge Collateral Agent, such Grantor shall promptly file and record appropriate instruments or documents with the United States Patent and Trademark Office or United States Copyright Office for such recordation, as appropriate.

ARTICLE IV

Remedies

SECTION 4.01          Remedies upon Default.

(a)                Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Bridge Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Bridge Collateral Agent forthwith, assemble all or part of the Bridge Collateral as directed by the Bridge Collateral Agent and make it available to the Bridge Collateral Agent at a place and time to be designated by the Bridge Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Bridge Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Bridge Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Bridge Collateral, or otherwise in respect of the Bridge Collateral; provided that the Bridge Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Bridge Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Bridge Collateral Agent shall deem appropriate and (v) cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Bridge Collateral by the applicable Grantors to the Bridge Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Bridge Collateral throughout the world on such terms and conditions and in such manner as the Bridge Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained). The Bridge Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Bridge Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Bridge Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Bridge Collateral so sold. Each such purchaser at any sale of Bridge Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)                The Bridge Collateral Agent shall give the applicable Grantors ten (10) days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Bridge Collateral Agent’s intention to make any sale of Bridge Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Bridge Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Bridge Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Bridge Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Bridge Collateral Agent may (in its sole and absolute discretion) determine. The Bridge Collateral Agent shall not be obligated to make any sale of any Bridge Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Bridge Collateral shall have been given. The Bridge Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Bridge Collateral is made on credit or for future delivery, the Bridge Collateral so sold may be retained by the Bridge Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Bridge Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Bridge Collateral so sold and, in case of any such failure, such Bridge Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Bridge Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Bridge Collateral or any portion thereof shall be treated as a sale thereof; the Bridge Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Bridge Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Bridge Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Bridge Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Bridge Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. To the extent permitted by applicable law, any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02          Application of Proceeds.

(a)                The Bridge Collateral Agent shall, subject to the terms of any Applicable Intercreditor Agreement contemplated by the Credit Agreement, apply the proceeds of any collection or sale of Bridge Collateral, including any Bridge Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement.

(b)                The Bridge Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Bridge Collateral by the Bridge Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money therefor by the Bridge Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Bridge Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Bridge Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)                In making the determinations and allocations required by this Section 4.02, the Bridge Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Bridge Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Bridge Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Bridge Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

SECTION 4.03          Grant of Intellectual Property License. For the purpose of enabling the Bridge Collateral Agent to exercise rights and remedies under this Agreement effective at such time as the Bridge Collateral Agent shall be lawfully entitled to exercise such rights and remedies under this Agreement, each Grantor hereby grants to the Bridge Collateral Agent, effective only after and during the continuance of an Event of Default, a non-exclusive, irrevocable (subject to the last sentence of this Section 4.03) license (exercisable without payment of royalty or other compensation to any such Grantor) to, solely to the extent necessary to exercise such rights and remedies, use or sublicense any of the Bridge Collateral now owned or hereafter acquired by such Grantor that constitutes Intellectual Property and license rights included in the General Intangibles, and wherever the same may be located, and including in such license, solely to the extent necessary to exercise such rights and remedies, reasonable access to media in which any of the licensed items may be recorded or stored and to all computer software used for the compilation or printout thereof; provided, however, that nothing in this Section 4.03 shall require any Grantor to grant any license if it does not have the right to do so or that is prohibited by any rule of law, statute or regulation or is prohibited by, or that would constitute a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Bridge Collateral Agent and its rights thereunder may be exercised, at the option of the Bridge Collateral Agent, only during the continuation of an Event of Default; provided that any permitted license, sublicense or other transaction entered into by the Bridge Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default, provided that it was entered into in accordance with the terms of this Agreement. For the avoidance of doubt, at the time of the release of the Lien as set forth in Section 5.13, the license granted to the Bridge Collateral Agent pursuant to this Section 4.03 shall automatically and immediately terminate.

ARTICLE V

Miscellaneous

SECTION 5.01          Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 5.02          Waivers; Amendment.

(a)                No failure or delay by the Bridge Collateral Agent, any other Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bridge Collateral Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Bridge Collateral Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)                Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Bridge Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 5.03          Bridge Collateral Agent’s Fees and Expenses; Indemnification.

(a)                The parties hereto agree that the Bridge Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement as if such section was set out in full herein mutatis mutandis.

(b)                Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Bridge Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) in accordance with Section 10.05 of the Credit Agreement (as if such section was set out in full herein mutatis mutandis).

(c)                Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Bridge Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within ten (10) days of written demand therefor, setting forth such amounts in reasonable detail.

SECTION 5.04         Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Bridge Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05          Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Bridge Collateral Agent, any other Agent and, any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date.

SECTION 5.06          Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement may be in the form of an electronic record and may be executed using electronic signatures (including, without limitation, facsimile and a “pdf”) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America of a manually signed paper communication which has been converted into electronic form (such as scanned into “pdf” format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Bridge Collateral Agent and a counterpart hereof shall have been executed on behalf of the Bridge Collateral Agent, and thereafter shall be binding upon such Grantor and the Bridge Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Bridge Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Bridge Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08          Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Grantor, any such notice being waived by the Borrower (on its own behalf and on behalf of each Grantor and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates, as the case may be, to or for the credit or the account of the respective Grantors and their Subsidiaries against any and all Obligations owing to such Secured Party and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Secured Party or Affiliate, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party and its Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that the Secured Parties may have.

SECTION 5.09          Governing Law; Jurisdiction.

(a)                THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).

(b)                EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR AND THE BRIDGE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR AND THE BRIDGE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.

NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE BRIDGE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE BRIDGE COLLATERAL IN A JURISDICTION IN WHICH SUCH BRIDGE COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT HERETO.

SECTION 5.10          WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 5.11          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12          Security Interest Absolute. All rights of the Bridge Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense (other than a defense of payment in full of all the Obligations) available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 5.13          Termination or Release.

(a)                This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate on the Termination Date with respect to all Obligations and the Liens granted hereunder shall automatically be released in accordance with Section 9.11 of the Credit Agreement.

(b)                In connection with any termination or release pursuant to paragraph (a) of this Section 5.13, the Bridge Collateral Agent shall execute and deliver to any Grantor or authorize the filing of, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Bridge Collateral Agent.

SECTION 5.14          Additional Grantors. Any Person required to become party to this Agreement pursuant to Section 6.10 of the Credit Agreement may do so by executing and delivering a Security Agreement Supplement and/or Security Agreement Supplement for Intellectual Property and such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15          Bridge Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Bridge Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Bridge Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until the Termination Date) and coupled with an interest. Without limiting the generality of the foregoing, the Bridge Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Bridge Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Bridge Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Bridge Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Bridge Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Bridge Collateral; (d) upon prior written notice to the Borrower, to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Bridge Collateral or to enforce any rights in respect of any Bridge Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Bridge Collateral; (g) upon prior written notice to the Borrower, to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Bridge Collateral Agent; (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Bridge Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Bridge Collateral Agent were the absolute owner of the Bridge Collateral for all purposes and (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, indorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that nothing herein contained shall be construed as requiring or obligating the Bridge Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Bridge Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Bridge Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Bridge Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their Affiliates or controlling Persons or any of the directors, officers, employees, agents, advisors or members of any of the foregoing.

SECTION 5.16          General Authority of the Bridge Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Bridge Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Bridge Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Bridge Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 5.17          ABL Intercreditor Agreement.

(a)                Notwithstanding anything herein to the contrary, the Liens and the Security Interest granted to the Bridge Collateral Agent under this Agreement and the exercise of the rights and remedies of the Bridge Collateral Agent hereunder and under any other Collateral Document are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement or any other Collateral Document, the terms of the ABL Intercreditor Agreement shall govern and control.

(b)                In accordance with the terms of the ABL Intercreditor Agreement, all ABL Priority Collateral delivered to the ABL Agent shall be held by the ABL Agent as gratuitous bailee for the Secured Parties solely for the purpose of perfecting the security interest granted under this Agreement. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations, to the extent any Grantor is required hereunder to deliver ABL Priority Collateral to the Bridge Collateral Agent and is unable to do so as a result of having previously delivered such ABL Priority Collateral to the ABL Agent in accordance with the terms of the ABL Debt Documents, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the ABL Agent, acting as gratuitous bailee of the Bridge Collateral Agent.

(c)                Furthermore, at all times prior to the Discharge of ABL Obligations, the Bridge Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the ABL Agent.

(d)                Notwithstanding anything to the contrary herein but subject to the ABL Intercreditor Agreement, in the event the ABL Debt Documents provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Bridge Collateral under this Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the ABL Debt Documents and (iii) take all other steps reasonably requested by the Bridge Collateral Agent in connection with the foregoing.

(e)                Nothing contained in the ABL Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Bridge Collateral Agent shall remain in full force and effect in accordance with its terms.

(f)                 Terms used in this Section 5.17 and not otherwise defined herein shall have the meanings given to such terms in the ABL Intercreditor Agreement.

SECTION 5.18          Pari Passu Intercreditor Agreement(a).

(a)                Notwithstanding anything herein to the contrary, the Liens and the Security Interest granted to the Bridge Collateral Agent under this Agreement and the exercise of the rights and remedies of the Bridge Collateral Agent hereunder and under any other Collateral Document are subject to the provisions of the Pari Passu Intercreditor Agreement. In the event of any conflict between the terms of the Pari Passu Intercreditor Agreement and this Agreement or any other Collateral Document (other than the ABL Intercreditor Agreement), the terms of the Pari Passu Intercreditor Agreement shall govern and control.

(b)                Notwithstanding anything to the contrary herein but subject to the Pari Passu Intercreditor Agreement, in the event the First Lien Loan Documents provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Bridge Collateral under this Agreement or any other Loan Document, such Grantor shall, (i) promptly grant a security interest in or pledge such assets to secure the secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the First Lien Loan Documents and (iii) take all other steps reasonably requested by the Bridge Collateral Agent in connection with the foregoing.

(c)                Nothing contained in the Pari Passu Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Bridge Collateral Agent shall remain in full force and effect in accordance with its terms.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

UTZ BRANDS HOLDINGS, LLC, (f/k/a UM-U Intermediate, LLC), a Delaware limited liability company, as the Parent and a Guarantor

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

UTZ QUALITY FOODS, LLC, a Delaware limited liability company as Borrower and as a Guarantor

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

GOLDEN FLAKE SNACK FOODS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

CONDOR SNACK FOODS, LLC,

a Delaware limited liability company

GH POP HOLDINGS LLC,

a Pennsylvania limited liability company

GOOD HEALTH NATURAL PRODUCTS, LLC

a Delaware limited liability company

HERON HOLDING CORPORATION,

a Delaware corporation

INVENTURE - GA, INC.,

a Delaware corporation

INVENTURE FOODS, INC.,

a Delaware corporation

LA COMETA PROPERTIES, INC.,

an Arizona corporation

SNIKIDDY, LLC,

a Delaware limited liability company

SRS LEASING - GRAMERCY GP, LLC

a Pennsylvania limited liability company

SRS LEASING II - GITTS RUN GP, LLC

a Pennsylvania limited liability company

TEJAS PB DISTRIBUTING, INC.,

an Arizona corporation

UTZTRAN, L.L.C.,

a Pennsylvania limited liability company

KITCHEN COOKED, INC.,

an Illinois corporation

FLAMINGO HOLDINGS, LLC

a Delaware limited liability company

KENNEDY ENDEAVORS, LLC,

a Washington limited liability company,

each as a Guarantor

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

SRS LEASING-GRAMERCY, LP,
a Pennsylvania limited partnership,
as a Guarantor
By:	SRS Leasing - Gramercy GP, LLC
Its:	General Partner

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

SRS LEASING II - GITTS RUN, LP,
a Pennsylvania limited partnership,
as a Guarantor
By:	SRS Leasing II - Gitts Run GP, LLC
Its:	General Partner

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

TRUCO HOLDCO INC.,
a Delaware corporation

MERIDIAN DISTRIBUTION COMPANY,
a Delaware corporation

MERIDIAN BRANDS, INC.,
a Delaware Corporation

TRUCO GP, INC.,
a Delaware corporation,
each as a Guarantor

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

TRUCO ENTERPRISES, LP,
a Delaware limited partnership,
as a Guarantor
By: Truco GP, Inc.
Its: General Partner

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

Bank of America, N.A., as Bridge Collateral Agent

By:	/s/ Lisa Berishaj
Name: Lisa Berishaj
Title: Assistant Vice President